EX-99.B(j)-scconsnt

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-82447 of United Small Cap Fund, Inc. on Form N-1A of our report dated September 15, 1999 appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
September 30, 1999